Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	312-212-6714
abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Amends and Extends Senior Secured Credit Facility
CHICAGO-Mar. 29, 2018- Global professional services firm Huron (NASDAQ: HURN) today announced it has amended its senior secured credit facility.
Among other items, the amended credit facility:

•	Extends the maturity date from March 31, 2020 to March 23, 2023.

•	Increases the maximum permitted consolidated leverage ratio (as defined in the amended credit facility) throughout the term.

•	Increases the allowable aggregate amount of increases to the revolving line of credit or new or additional term loans from $100 million to $150 million.

•	Increases the base amount of allowable restricted payments when the consolidated leverage ratio is greater than 3.00 to 1.0 from $50 million to $75 million.

•	Makes certain changes to the definition of consolidated EBITDA.
“The amended credit facility provides us with the capacity and flexibility to support our new vision and enterprise strategy, which we believe will deliver sustainable organic revenue growth over time,” said John D. Kelly, chief financial officer of Huron. “We are thrilled to have the continued support for our company and our strategic direction from our syndicate of lenders and are pleased to continue our strong relationships with Bank of America and JPMorgan Chase.”
Additional detail regarding the amended credit facility will be included in Huron’s forthcoming Current Report on Form 8-K to be filed with the Securities and Exchange Commission. The Form 8-K will be available on Huron’s website at http://ir.huronconsultinggroup.com when filed.
About Huron
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
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